EXHIBIT (11)(b)


                  CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information, and to the use of our report on the financial statements of The Prairie Funds, Prairie Municipal Bond Fund, Inc. and Prairie Intermediate Bond Fund dated February 23, 1996 in this Registration Statement (Form N-1A 33-13990) of The Pegasus Funds.

                                   /s/ Ernst & Young LLP
                                   ---------------------
                                   ERNST & YOUNG LLP

New York, New York
November 18, 1996